Exhibit 99.1

PHAZAR CORP Announces First Quarter 2011 Financial Results

MINERAL WELLS, Texas--(BUSINESS WIRE)--October 12, 2010--PHAZAR CORP, (NASDAQ: ANTP) announced today the unaudited results of operations for the one month period ended June 30, 2010 and the three month period ended September 30, 2010.

First Quarter Fiscal Year 2011

Revenues of $2,536,304 for the first quarter ended September 30, 2010 increased 36% compared to the prior year recast first quarter of $1,864,411, reflecting a significant upturn in both the commercial products and traditional governmental segments of our business. Prior year’s numbers are recast to reflect the change in our fiscal year end to June 30th from May 31st. Gross profit margin for the quarter, at 50% continues to remain strong, up 13 percentage points from the 37% gross margin reported in the comparable period last year. Lower raw material costs, an improved product mix and longer production runs were responsible for the improvement.

Sales and administrative expenses were down 21% to $682,966 from $867,058 in the prior year, reflecting continued robust indirect expense control and a significant increase in plant utilization rates. Research and Development costs of $218,397 were also down from $301,760 last year, but this is a timing issue, as the Company intends to maintain a vigorous R&D effort. The costs incurred are a combination of continued development on the mesh product line and new antenna designs for the commercial market.

The Company earned a profit of $252,703 or $.11 per share for the first quarter, compared to net loss of $285,606 or $.12 per share, in last year's recast fiscal first quarter.

Commenting on the quarter, Garland P. Asher, Chairman and CEO, said, “On several occasions over recent quarters, I’ve observed that the gross margin improvement we were working diligently to achieve and the strict expense control would hopefully be reflected in improved profitably once revenue levels returned to acceptable levels. That scenario unfolded in textbook fashion in our first quarter. Sales were up by 36%, led by a more than doubling of commercial sales of DAS antennas to the cell phone carriers. But our traditional governmental customer base also showed substantial recovery and revenue growth. With sales gains of that magnitude combined with the above mentioned gross margin expansion, the Company was able to show the best quarterly earnings in more than two years.”

Backlog of Orders

Additionally Mr. Asher stated, “Also encouraging as we go forward, we were able to add to our backlog. The backlog of orders was $3,263,000 at September 30, 2010, 12% ahead of the $2,908,000 at our May 31, 2010 year-end and up 59% from September 30, 2009. Incoming orders for the three month period totaled $3,298,468, versus $2,447,530 for the comparable period last year.”

In closing Mr. Asher remarked, “I have been too chastened by the economic events of the last two years and its effects on PHAZAR CORP to hazard a specific projection of results going forward. Having said that, when I see the explosive growth in smart phones and other wireless devices and the resulting taxing of available bandwidth in virtually all of the major metropolitan areas, I am encouraged. By not retreating from our robust R&D program during the downturn, we have developed the most extensive family of DAS (Distributed Antenna Systems) right when the industry needs them.”

More information and analysis of PHAZAR CORP’s financial results will be provided in the management discussion and analysis of financial condition and results of operations in the Form 10-Q for the first quarter ended September 30, 2010, to be filed with the Securities and Exchange Commission on or before November 13, 2010.

The Form 10-Q will be available at the SEC’s website at www.sec.gov and PHAZAR CORP’S website at www.phazarcorp.com.

Product information is available at www.antennaproducts.com, www.truemeshnetworks.com and www.phazar.com.

The common stock of PHAZAR CORP is listed on the NASDAQ Capital Market under the trading symbol “ANTP”. This press release contains forward-looking information within the meaning of Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performances and underlying assumption and other statements, which are other than statements of historical facts. Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties, which could cause actual results, or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitations, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result, or be achieved, or accomplished.

PHAZAR CORP AND SUBSIDIARIES CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009 AND ONE MONTH ENDED JUNE 30, 2010

	Three Months Ended		One Month Ended
	September 30,	September 30,	June 30,
	2010	2009	2010
	(Unaudited)	(Unaudited)	(Unaudited)

Sales and contract revenues	$2,536,304	$1,864,411	$1,005,372
Cost of sales and contracts	1,278,020	1,177,733	476,675
Gross Profit	1,258,284	686,678	528,697
Gross Profit Margin %	50%	37%	53%

Selling, general and administration expenses	682,966	867,058	352,827
Research and development costs	218,397	301,760	92,690
Total selling, general and administration expenses	901,363	1,168,818	455,517

Operating Income (loss)	356,921	(482,140)	83,180

Other Income
Interest income	13,289	35,243	(3,333)
Other income	12,674	9,027	1,264
Total Other Income (expense)	25,963	44,270	(2,069)

Income (loss) from operations before income taxes	382,884	(437,870)	81,111

Income tax provision (benefit)	130,181	(152,264)	44,622

Net Income (Loss)	$252,703	$(285,606)	$36,489

Basic income (loss) per common share	$0.11	$(0.12)	$0.02

Diluted income (loss) per common share	$0.11	$(0.12)	$0.02

Weighted Average of Common Shares Outstanding
Basic	2,304,659	2,297,730	2,303,807
Diluted	2,304,659	2,297,730	2,303,807

PHAZAR CORP AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS SEPTEMBER 30, 2010, JUNE 30, 2010 AND MAY 31, 2010

ASSETS

	September 30	June 30	May 31
	2010	2010	2010
	(Unaudited)	(Unaudited)	(Audited)

CURRENT ASSETS
Cash and cash equivalents	$1,288,555	$1,403,839	$2,030,774
Account receivable:
Trade, net of allowance for doubtful accounts of $0	1,386,657	1,207,057	748,671
as of September 30, 2010, June 30, 2010 and May 31, 2010
Note receivable	554,993	474,993	432,146
Inventories	3,534,248	3,431,719	3,481,074
Prepaid expenses and other assets	89,835	75,543	95,586
Income taxes receivable	316,374	286,769	316,374
Deferred income taxes	96,171	96,171	105,314
Total current assets	7,266,833	6,976,091	7,209,939

Property and equipment, net	1,142,354	1,159,193	1,170,090

Long – term deferred income tax	239,620	226,317	232,188
TOTAL ASSETS	$8,648,807	$8,361,601	$8,612,217

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$519,259	$797,069	$477,111
Accrued liabilities	566,895	460,080	899,072
Federal income tax liability	142,594	-	-
Deferred revenues	59,664	28,704	207,514
Total current liabilities	1,288,412	1,285,853	1,583,697

TOTAL LIABILITIES	1,288,412	1,285,853	1,583,697

COMMITMENTS AND CONTINGENCIES	-	-	-

SHAREHOLDERS' EQUITY
Preferred stock, $1 par, 2,000,000 shares authorized, non
Issued or outstanding, attributes to be determined when issued	-	-	-

Common stock, $0.01 par, 6,000,000 shares authorized
2,379,528, 2,378,728 and 2,378,428 issued and outstanding	23,796	23.788	23,785
Additional paid in capital	4,445,987	4,414,053	4,403,261
Treasury stock, at cost, 74,691 shares for all periods	(215,918)	(215,918)	(215,918)
Retained earnings	3,106,530	2,853,825	2,817,392
Total shareholders equity	7,360,395	7,075,748	7,028,520

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$8,648,807	$8,361,601	$8,612,217

PHAZAR CORP AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009 AND ONE MONTH ENDED JUNE 30, 2010

	Three Months Ended		One Month Ended
	September 30,	September 30,	June 30,
	2010	2009	2010
	(Unaudited)	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$ 252,703	$ (285,606)	$ 36,489
Adjustments to reconcile net income (loss) to net Cash provided (used) by operating activities:
Depreciation	32,842	33,693	10,897
Stock based compensation	31,947	111,674	10,739
Tax benefit for employee stock options	-	-	(3,650)
Deferred federal income tax	(13,306)	7,233	15,014
Changes in operating assets and liabilities:
Accounts receivable	(179,600)	255,083	(458,386)
Inventories	(102,529)	(80,570)	49,355
Income taxes receivable	(29,605)	(549,880)	29,605
Prepaid expenses and other assets	(14,292)	(20,157)	20,043
Accounts payable	(277,810)	64,287	319,958
Accrued liabilities	106,815	(15,643)	(438,992)
Deferred federal income tax liability	142,594	-	-
Deferred revenues	30,960	-	(178,810)
Net cash, used by operating activities	(19,281)	(479,886)	(587,738)

CASH FLOWS FROM INVESTING ACTIVITIES:
Funding of note receivable	(80,000)	-	(42,847)
Purchase of property and equipment	(16,003)	(7,712)	-
Net cash used in investing activities	(96,003)	(7,712)	(42,847)

CASH FLOWS FROM FINANCING ACTIVITIES:
Federal income tax benefit-stock options expenses	-	-	3,650
Net cash provided by financing activities	-	-	3,650

Net decrease in cash and cash equivalents	(115,284)	(487,598)	(626,935)

CASH AND CASH EQUIVALENTS, beginning of period	1,403,839	3,036,602	2,030,774

CASH AND CASH EQUIVALENTS, end of period	$ 1,288,555	$ 2,549,004	$ 1,403,839

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFO:
Cash paid during the period for:
Interest expense	$ -	$ -	$ -
Income taxes	$ 30,500	$ -	$ -

CONTACT:
Antenna Products Corporation
Kathy Kindle, 940-325-3301
Fax: 940-325-0716
kindle@phazarcorp.com